FOR IMMEDIATE RELEASE

Advantage Solutions Reports

Solid Second Quarter 2021 Financial Results and Raises 2021 Outlook

Irvine, Calif, August 9, 2021 – Advantage Solutions Inc. (NASDAQ: ADV) (“Advantage,” the “Company,” “we” or “our”), the leading provider of outsourced sales and marketing services to consumer goods manufacturers and retailers, today reported financial results for its fiscal second quarter ended June 30, 2021.

“We are pleased to report solid second quarter financial results,” said Tanya Domier, Chief Executive Officer of Advantage. “Our COVID-impacted services are rebounding steadily, especially in-store sampling. At-home demand volume remains elevated, while pricing is an additional tailwind. And services we scaled rapidly during the pandemic in digital and e-commerce are staying strong. We are pleased with our trajectory and confident in second half momentum,” Domier commented. “Given sustained strength in our sales segment and ramping recovery in our marketing segment during the second quarter, we are raising our FY 2021 Adjusted EBITDA guidance by $5 million to a range of $520 to $530 million.”

“Importantly, I’d like to again thank our associates. They continue to be instrumental in helping consumer goods companies and retailers navigate out of this pandemic, providing our essential services better, cheaper and faster,” Domier added.

Second Quarter 2021 Highlights

•	Revenues were $850.0 million for the second quarter of 2021, representing an increase of $208.4 million, or 32.5%, from the second quarter of 2020 revenues of $641.5 million.
•	Operating income was $42.4 million for the second quarter of 2021, representing growth of $42.4 million from the second quarter of 2020 operating income of approximately zero.
•	Net income was $5.8 million for the second quarter of 2021, representing an improvement of $43.6 million from the second quarter of 2020 net loss of $37.8 million.
•	Adjusted EBITDA was $122.0 million for the second quarter of 2021, representing growth of $9.9 million, or 8.9%, from the second quarter of 2020 Adjusted EBITDA of $112.0 million.

The year-over-year increase in revenues was driven by $107.0 million growth in the marketing segment (an increase of 59% year-over-year), and $101.4 million of growth in the sales segment (an increase of 22% year-over-year). The second quarter’s growth in the marketing segment was driven by solid sequential recovery in product demonstration and sampling and continued outperformance in our digital businesses. The second quarter’s growth in the sales segment was driven by strong growth in our retailer merchandising services and steady rebounds in food service and international as COVID restrictions ease.

Second quarter 2021 operating income grew $42.4 million, to $42.4 million compared to approximately zero for the second quarter of 2020. The year-over-year growth in operating income was driven primarily by a decrease in non-recurring expenses associated with real estate realignment initiatives.

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Second quarter 2021 net income increased $43.6 million, to $5.8 million compared to a net loss of $37.8 million for the second quarter of 2020. The year-over-year growth in net income was driven primarily by higher operating income and lower interest expense, partially offset by a higher provision for income taxes and a fair value adjustment to warrant liability.

Second quarter 2021 Adjusted EBITDA grew $9.9 million, or 8.9%, to $122.0 million compared to $112.0 million for the second quarter of 2020. The year-over-year growth in Adjusted EBITDA was driven primarily by the continued recovery of in-store sampling and growth in our digital businesses, partially offset by modest expected volume normalization in our headquarter sales services when compared to strong prior year periods and investment to stand up tens of thousands of associates on behalf of clients to restart lines of business dormant during COVID-19.

Balance Sheet Highlights

As of June 30, 2021, the Company’s cash and cash equivalents balance was $159.8 million, total debt was $2,040.4 million and Net Debt was $1,936.5 million. The post-combination debt capitalization consists primarily of a $1,318.4 million first lien term loan facility, $775 million of senior secured notes and a $400 million revolving credit facility, under which no balance was outstanding at the end of the quarter ended June 30, 2021.

COVID-19 Update

Advantage continues to monitor the impact of the COVID-19 pandemic on its business and remains focused on: ensuring its ability to safeguard the health of its employees, maintaining high service levels for brand and retailer clients so that essential products are available to consumers in-store and online, and preserving financial liquidity to mitigate the uncertainty caused by the pandemic.

The Company is lapping the peak prior year lift from the COVID-19 pandemic in the Company’s sales segment.

The Company’s headquarter sales and retail merchandising services in traditional and e-commerce channels experienced peak ‘pantry loading’ due to the COVID-19 pandemic in the second quarter of 2020. While at-home demand volumes remain elevated versus pre-pandemic levels, they are normalizing. More recently, we have seen recovery in our food service business which was impacted by lower away-from-home demand on various channels, including restaurants, education and travel and lodging. Additionally, our European business has started to show growth after restrictions were lifted on activity in the various European geographies in which we operate.

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The COVID-19 pandemic continues to be a temporary headwind in the marketing segment.

The Company’s in-store sampling business, the largest category in the marketing segment, continues to recover from activity restrictions implemented in partnership with retailer clients in order to protect the health and safety of associates and consumers during the pandemic. In-store sampling event activity resumed in a safe and limited manner in the third quarter of 2020 and has continued its measured recovery towards pre-COVID levels throughout the second quarter of 2021. Event counts have climbed from a low of approximately 23,000 in April 2020 to 178,000 in June 2021, with more retailers expected to resume in-store sampling over the balance of the year.

The Company expects the COVID-19 pandemic will continue to impact its various businesses into the second half of 2021. This is based on the belief that a certain degree of restrictions on mobility and activities are likely to remain in place until such time as vaccines can be further distributed and administered, and new virus variants are contained.

FY 2021 Outlook

While the range of fundamental outcomes remains wider than normal, our Company’s strong first half performance and solid second half outlook give us confidence in raising our fiscal year 2021 Adjusted EBITDA guidance to a range of $520 to $530 million. Our forecasted Adjusted EBITDA assumes that elevated at-home demand for consumer goods normalizes through the second half of 2021, that weakness in the marketing segment from COVID-related headwinds eases into the second half, that we continue to invest in sampling innovation and trade promotion optimization, and that the costs to recruit, train and retain large teams of new associates post-pandemic will remain elevated.

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Conference Call Details

Advantage will host a conference call at 5:00 p.m. ET on August 9, 2021 to discuss its second quarter financial performance and business outlook. To participate, please dial (877) 407-4018 within the United States or (201) 689-8471 outside the United States approximately 10 minutes before the scheduled start of the call. The conference ID for the call is 13719007. The conference call will also be accessible, live via audio broadcast, on the Investor Relations section of the Advantage website at https://ir.advantagesolutions.net/

A replay of the conference call will be available online at https://ir.advantagesolutions.net/. In addition, an audio replay of the call will be available for one week following the call and can be accessed by dialing (844) 512-2921 within the United States or (412) 317-6671 outside the United States. The replay ID is 13719007.

About Advantage Solutions

Advantage Solutions is the leading provider of outsourced sales and marketing solutions to consumer goods companies and retailers. We have a strong platform of technology-enabled, competitively advantaged services like headquarter sales, retail merchandising, in-store sampling, digital commerce and shopper marketing.  For brands and retailers of all sizes, we help get the right products on the shelf (whether physical or digital) and into the hands of consumers (however they shop).  As a trusted partner and problem solver, we help our clients sell more while spending less. Headquartered in Irvine, California, Advantage has offices throughout North America and strategic investments in select markets throughout Africa, Asia, Australia and Europe through which it services the global needs of multinational, regional and local manufacturers. For more information, please visit advantagesolutions.net.

Forward-Looking Statements

Certain statements in this press release may be considered forward-looking statements within the meaning of the federal securities laws, including statements regarding the expected future performance of Advantage’s business. Forward-looking statements generally relate to future events or Advantage’s future financial or operating performance. These forward-looking statements generally are identified by the words “may”, “should”, “expect”, “intend”, “will”, “would”, “estimate”, “anticipate”, “believe”, “predict”, “potential” or “continue”, or the negatives of these terms or variations of them or similar terminology. Such forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks, uncertainties, and other factors which could cause actual results to differ materially from those expressed or implied by such forward looking statements.

Factors that may cause actual results to differ materially from current expectations include, but are not limited to, the COVID-19 pandemic and the measures taken in response thereto; the availability, acceptance, administration and effectiveness of any COVID-19 vaccine; changes to labor laws or wage or job classification regulations, including minimum wage, or other market-driven wage changes; Advantage’s ability to continue to generate significant operating cash flow; client procurement strategies and consolidation of Advantage’s clients’ industries creating pressure on the nature and pricing of its services; consumer goods manufacturers and retailers reviewing and changing their sales, retail, marketing, and technology programs and relationships; Advantage’s ability to successfully develop and maintain relevant omni-channel services for our clients in an evolving industry and to otherwise adapt to significant technological change; Advantage’s ability to effectively remediate material weaknesses and maintain proper and effective internal controls in the future; potential and actual harms to Advantage’s business arising from the Take 5 Matter; Advantage’s substantial indebtedness and our ability to refinance at favorable rates; and other risks and uncertainties set forth in the section titled “Risk Factors” in the Annual Report on Form 10-K/A filed by the Company with the Securities and Exchange Commission (the “SEC”) on May 17, 2021 and in its other filings made from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and Advantage assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law.

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Non-GAAP Financial Measures and Related Information

This press release includes certain financial measures not presented in accordance with generally accepted accounting principles (“GAAP”), including EBITDA for economic interests in investments, Adjusted EBITDA, Adjusted Net income and Net Debt. These are not measures of financial performance in accordance with GAAP and may exclude items that are significant in understanding and assessing the Advantage’s financial results. Therefore, the measures are in addition to, and not a substitute for or superior to, measures of financial performance prepared in accordance with GAAP, and should not be considered in isolation or as an alternative to net income, cash flows from operations or other measures of profitability, liquidity or performance under GAAP. You should be aware that Advantage’s presentation of these measures may not be comparable to similarly-titled measures used by other companies. Reconciliations of historical non-GAAP measures to their most directly comparable GAAP counterparts are included below.

Advantage believes these non-GAAP measures provide useful information to management and investors regarding certain financial and business trends relating to Advantage’s financial condition and results of operations. Advantage believes that the use of Adjusted EBITDA, Adjusted Net Income and Net Debt provides an additional tool for investors to use in evaluating ongoing operating results and trends in and in comparing the Advantage’s financial measures with other similar companies, many of which present similar non-GAAP financial measures to investors. Non-GAAP financial measures are subject to inherent limitations as they reflect the exercise of judgments by management about which expense and income are excluded or included in determining these non-GAAP financial measures. Additionally, other companies may calculate non-GAAP measures differently, or may use other measures to calculate their financial performance, and therefore Advantage’s non-GAAP measures may not be directly comparable to similarly titled measures of other companies.

Adjusted Net Income means net income (loss) before (i) impairment of goodwill and indefinite-lived assets, (ii) amortization of intangible assets, (iii) equity based compensation of Karman Topco L.P. (“Topco”) and Advantage’s private equity sponsors’ management fee, (iv) change in fair value of warrant liability, (v) fair value adjustments of contingent consideration related to acquisitions, (vi) acquisition-related expenses, (vii) costs associated with COVID-19, net of benefits received, (viii) EBITDA for economic interests in investments, (ix) restructuring expenses, (x) litigation expenses, (xi) (Recovery from) loss on Take 5, (xii) costs associated with the Company’s investigation into Take 5’s operations, (xiii) other adjustments that management believes are helpful in evaluating our operating performance, and (xiv) related tax adjustments.

Adjusted EBITDA means net income (loss) before (i) interest expense, net, (ii) (benefit from) provision for income taxes, (iii) depreciation, (iv) impairment of goodwill and indefinite-lived assets, (v) amortization of intangible assets, (vi) equity based compensation of Karman Topco L.P. and Advantage’s private equity sponsors’ management fee, (vii) change in fair value of warrant liability, (viii) stock-based compensation expense, (ix) fair value adjustments of contingent consideration related to acquisitions, (x) acquisition-related expenses, (xi) costs associated with COVID-19, net of benefits received, (xii) EBITDA for economic interests in investments, (xiii) restructuring expenses, (xiv) litigation expenses, (xv) (Recovery from) loss on Take 5, (xvi) costs associated with the Take 5 Matter and (xvii) other adjustments that management believes are helpful in evaluating our operating performance.

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Net Debt represents the sum of current portion of long-term debt and long-term debt, less cash and cash equivalents and debt issuance costs. With respect to Net Debt, cash and cash equivalents are subtracted from the GAAP measure, total debt, because they could be used to reduce the debt obligations.

This press release also includes certain estimates and projections of Adjusted EBITDA, including with respect to expected 2021 results. Due to the high variability and difficulty in making accurate estimates and projections of some of the information excluded from Adjusted EBITDA, together with some of the excluded information not being ascertainable or accessible, Advantage is unable to quantify certain amounts that would be required to be included in the most directly comparable GAAP financial measures without unreasonable effort. Consequently, no disclosure of estimated or projected comparable GAAP measures is included and no reconciliation of such forward-looking non-GAAP financial measures is included.

Reconciliation of GAAP to Non-GAAP Historical Financial Measures

Results of Operations for the Three Months Ended June 30, 2021 and 2020

	Three Months Ended June 30,
(amounts in thousands)	2021		2020

Revenues	$849,954	100.0%	$641,543	100.0%
Cost of revenues	698,226	82.1%	509,923	79.5%
Selling, general, and administrative expenses	46,607	5.5%	80,569	12.6%
Recovery from Take 5	—	0.0%	(7,700)	(1.2)%
Depreciation and amortization	62,674	7.4%	58,748	9.2%
Total expenses	807,507	95.0%	641,540	100.0%
Operating income	42,447	5.0%	3	0.0%
Other expenses:
Change in fair value of warrant liability	(7,059)	(0.8)%	—	0.0%
Interest expense, net	37,189	4.4%	51,521	8.0%
Total other expenses	30,130	3.5%	51,521	8.0%
Income (loss) before income taxes	12,317	1.4%	(51,518)	(8.0)%
Provision for (benefit from) income taxes	6,563	0.8%	(13,704)	(2.1)%
Net income (loss)	$5,754	0.7%	$(37,814)	(5.9)%
Other Financial Data
Adjusted Net Income(1)	$41,397	4.9%	$38,802	6.0%
Adjusted EBITDA(1)	$121,971	14.4%	$112,044	17.5%

(1)	We present Adjusted Net Income because we use it as a supplemental measure to evaluate the performance of our business in a way that also considers our ability to generate profit without the impact of items that we do not believe are indicative of our operating performance or are unusual or infrequent in nature and aid in the comparability of our performance from period to period. Adjusted Net Income should not be considered as an alternative for net income (loss), our most directly comparable measure presented on a GAAP basis.

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We present Adjusted EBITDA because it is a key operating measure used by us to assess our financial performance. This measure adjusts for items that we believe do not reflect the ongoing operating performance of our business, such as certain noncash items, unusual or infrequent items or items that change from period to period without any material relevance to our operating performance. We evaluate this measure in conjunction with our results according to GAAP because we believe it provides a more complete understanding of factors and trends affecting our business than GAAP measures alone. Furthermore, the agreements governing our indebtedness contain covenants and other tests based on measures substantially similar to Adjusted EBITDA. Adjusted EBITDA should not be considered as an alternative for net income (loss), our most directly comparable measure presented on a GAAP basis.

A reconciliation of net income (loss) to Adjusted Net Income is provided in the following table:

	Three Months Ended June 30,
	2021	2020
(in thousands)
Net income (loss)	$5,754	$(37,814)
Less: Net loss attributable to noncontrolling interest	(367)	(410)
Add:
Equity based compensation of Topco and Advantage Sponsors’ management fee(a)	(1,642)	4,184
Change in fair value of warrant liability	(7,059)	—
Fair value adjustments related to contingent consideration related to acquisitions(c)	3,598	4,128
Acquisition-related expenses(d)	2,797	4,861
Restructuring expenses(e)	6,934	46,565
Litigation expenses(f)	—	2,500
Amortization of intangible assets(g)	49,172	47,652
Costs associated with COVID-19, net of benefits received(h)	(3,328)	(1,019)
Recovery from Take 5	—	(7,700)
Costs associated with the Take 5 Matter(i)	1,310	661
Tax adjustments related to non-GAAP adjustments(j)	(16,506)	(25,626)
Adjusted Net Income	$41,397	$38,802

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A reconciliation of net income (loss) to Adjusted EBITDA is provided in the following table:

	Three Months Ended June 30,
	2021	2020
(in thousands)
Net income (loss)	$5,754	$(37,814)
Add:
Interest expense, net	37,189	51,521
Provision for income taxes	6,563	(13,704)
Depreciation and amortization	62,674	58,748
Equity based compensation of Topco and Advantage Sponsors’ management fee(a)	(1,642)	4,184
Change in fair value of warrant liability	(7,059)	—
Stock based compensation expense(b)	8,988	—
Fair value adjustments related to contingent consideration related to acquisitions(c)	3,598	4,128
Acquisition-related expenses(d)	2,797	4,861
EBITDA for economic interests in investments(k)	(1,807)	(887)
Restructuring expenses(e)	6,934	46,565
Litigation expenses(f)	—	2,500
Costs associated with COVID-19, net of benefits received(h)	(3,328)	(1,019)
Recovery from Take 5	—	(7,700)
Costs associated with the Take 5 Matter(i)	1,310	661
Adjusted EBITDA	$121,971	$112,044

(a)	Represents the management fees and reimbursements for expenses paid to certain of the Advantage Sponsors (or certain of the management companies associated with it or its advisors) pursuant to a management services agreement in the three and six months ended June 30, 2021 and 2020. Also represents expenses related to (i) equity-based compensation expense associated with grants of Common Series D Units of Topco made to one of the Advantage Sponsors, (ii) equity-based compensation expense associated with the Common Series C Units of Topco as a result of transactions entered into in connection with our business combination with Conyers Park (the “Transactions”), (iii) compensation amounts associated with the Company’s Management Incentive Plan originally scheduled for potential payment March 2022 that were accelerated and terminated as part of the Transactions, and (iv) compensation amounts associated with the anniversary payments to Tanya Domier. Certain of Ms. Domier’s anniversary payments were accelerated as part of the Transactions.

(b)	Represents non-cash compensation expense related to issuance of performance restricted stock units, restricted stock units and stock options under the Advantage Solutions Inc. 2020 Incentive Award Plan and shares of our Class A common stock pursuant to the Advantage Solutions Inc. 2020 Employee Stock Purchase Plan.

(c)	Represents adjustments to the estimated fair value of our contingent consideration liabilities related to our acquisitions, excluding the present value accretion recorded in interest expense, net, for the applicable periods.

(d)	Represents fees and costs associated with activities related to our acquisitions and restructuring activities related to our equity ownership, including transaction bonuses paid in connection with the Transactions, professional fees, due diligence, public company readiness and integration activities.

(e)	Represents fees and costs associated with various internal reorganization activities among our consolidated entities.

(f)	Represents legal settlements that are unusual or infrequent costs associated with our operating activities.

(g)	Represents the amortization of intangible assets recorded in connection with the acquisition of our business by Topco in 2014 and our other acquisitions.

(h)	Represents (i) costs related to implementation of strategies for workplace safety in response to COVID-19, including employee-relief fund, additional sick pay for front-line associates, medical benefit payments for furloughed associates, and personal protective equipment; and (ii) benefits received from government grants for COVID-19 relief.

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(i)	Represents $1.3 million and $0.7 million of costs associated with investigation and remediation activities related to the Take 5 Matter, primarily, professional fees and other related costs, respectively for the three months ended June 30, 2021 and 2020, respectively.

(j)	Represents the tax provision or benefit associated with the adjustments above, taking into account the Company’s applicable tax rates, after excluding adjustments related to items that do not have a related tax impact.

(k)	Represents additions to reflect our proportional share of Adjusted EBITDA related to our equity method investments and reductions to remove the Adjusted EBITDA related to the minority ownership percentage of the entities that we fully consolidate in our financial statements.

A reconciliation of total debt to Net Debt is provided in the following table:

(in millions)	June 30, 2021
Current portion of long-term debt	$13.3
Long-term debt, net of current portion	2,027.1
Total Debt	2,040.4
Less:
Debt issuance costs	(55.9)
Cash and cash equivalents	159.8
Total Net Debt (a)	$1,936.5

(a)	We present Net Debt because we believe it provides useful information to management and investors regarding certain financial and business trends relating to the Company’s financial condition and to evaluate changes to the Company’s capital structure and credit quality assessment.

Contacts:

Dan Riff

Chief Investor Relations & Strategy Officer

Advantage Solutions

Daniel.riff@advantagesolutions.net

Dan Morrison

Senior Vice President, Finance & Operations

Advantage Solutions

Kevin Doherty

Solebury Trout

Managing Director

Investorrelations@advantagesolutions.net

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